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                                                                   EXHIBIT 16.1




May 7, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

         We have read Item 4 of Form 8-K dated May 3, 1997 of Commodore Media, Inc. and are in agreement with the statements contained in the fourth through sixth sentences therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                    Ernst & Young LLP